UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

One Stop Systems, Inc.

(Name of Registrant as Specified in Its Charter)

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2235 Enterprise Street #110

Escondido, CA 92029

ONE STOP SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Dear Stockholder:

Notice is hereby given that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of One Stop Systems, Inc. (the “Company”) will be held on Wednesday, May 14, 2025, at 11:00 a.m., Pacific Daylight time. We have adopted a virtual format for our Annual Meeting to provide a consistent and convenient experience to all stockholders regardless of location. You may attend the Annual Meeting virtually via the Internet at www.proxydocs.com/OSS, where you will be able to vote electronically and submit questions. To attend, you must register at any time in advance of the Annual Meeting at www.proxydocs.com/OSS. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your proxy card and/or Voting Authorization Form and subsequent instructions that will be delivered to you via email. The purposes of the Annual Meeting are as follows:

1.
To elect six directors to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified, subject to prior death, resignation or removal;
2.
The ratification of the selection of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.
To approve, on a non-binding advisory basis, the compensation of our named executive officers;
4.
To approve the adjournment of the Annual Meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in the event we have not received sufficient votes in favor of the foregoing proposals; and
5.
To consider and act upon any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.

These proposals are more fully described in the proxy statement accompanying this Notice. Our board of directors has fixed the close of business on March 21, 2025, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of the stockholders of record as of the close of business on March 21, 2025, will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices, located at 2235 Enterprise Street #110, Escondido, California 92029, beginning ten days before the Annual Meeting through the date of the Annual Meeting, and will also be made available at the Annual Meeting.

Accompanying this Notice is a proxy card. Whether or not you expect to attend our Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly, or complete and submit your proxy via phone or the internet in accordance with the instructions provided on the enclosed proxy card.

Stockholders are cordially invited to attend the Annual Meeting virtually via the Internet at www.proxydocs.com/OSS.

By order of the Board of Directors,

/s/ Michael Knowles
Mike Knowles President, Chief Executive Officer and Director

April 15, 2025

YOUR VOTE IS IMPORTANT

2235 Enterprise Street #110

Escondido, CA 92029

PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 14, 2025

The board of directors of One Stop Systems, Inc. (the “Company”) is soliciting the enclosed proxy for use at the Company's 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 14, 2025, at 11:00 a.m., Pacific Daylight time. You may attend the Annual Meeting virtually via the Internet at www.proxydocs.com/OSS, where you will be able to vote electronically and submit questions, after you register prior to commencement of the Annual Meeting.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes information related to the proposals being presented for your vote at the Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting virtually via the Internet at www.proxydocs.com/OSS. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or complete and submit your proxy via phone or the internet in accordance with the instructions provided on the enclosed proxy card.

We intend to begin mailing this proxy statement, the accompanying notice of Annual Meeting, the enclosed proxy card, and our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”) to all stockholders of record entitled to vote at the Annual Meeting on or about April 15, 2025. Only stockholders who owned shares of our common stock as of the close of business on March 21, 2025 (the “Record Date”) are entitled to vote at the Annual Meeting. On Record Date, there were 21,539,412 shares of our common stock issued and outstanding. Common stock is our only class of stock outstanding and entitled to vote at the Annual Meeting.

What is the date, time and place of the Annual Meeting?

Our Annual Meeting will be held on Wednesday, May 14, 2025, beginning at 11:00 a.m., Pacific Daylight time. You may attend the Annual Meeting virtually via the Internet at www.proxydocs.com/OSS. To attend, you must register at any time in advance of the Annual Meeting at www.proxydocs.com/OSS. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the virtual Annual Meeting, and you will also be able to submit questions in advance of the Annual Meeting.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of the (i) election of six directors to hold office until our next annual meeting of stockholders or until their successors are duly elected and qualified, subject to prior death, resignation or removal; (ii) ratification of the selection of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; (iii) approval, on a non-binding advisory basis, of the compensation of our named executive officers; (iv) approval of the adjournment of the Annual Meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in the event we have not received sufficient votes in favor of the foregoing proposals; and (v) approval of such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof, if applicable.

Who is entitled to vote at the meeting?

Only our stockholders of record as of the close of business on March 21, 2025, the Record Date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the Annual Meeting, or any postponement(s) or adjournment(s) of the Annual Meeting, if applicable. As of the Record Date, there were 21,539,412 shares of Company common stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting.

A list of stockholders as of the Record Date will be available at our headquarters located at 2235 Enterprise Street #110, Escondido, California 92029 for a period of ten days prior to the Annual Meeting through the date of the Annual Meeting, and will also be made available at the Annual Meeting itself for examination by any stockholder.

What are the voting rights of the holders of our shares of common stock?

Holders of shares of our common stock as of the Record Date are entitled to one vote per share on each matter that is submitted to stockholders for approval at the Annual Meeting.

Who can attend the meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Please also note that if you hold your shares in “street name” (that is, through a bank, broker or other nominee), you too will need to register separately prior to commencement of the Annual Meeting.

What constitutes a quorum?

Unless otherwise provided by law, the certificate of incorporation, or the second amended and restated bylaws adopted March 13, 2025 (the "Bylaws"), the holders of the majority of the voting power of the capital stock issued and outstanding and entitled to vote as of the Record Date, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum, permitting the Annual Meeting to conduct its business. As of the Record Date, there were 21,539,412 shares of our common stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting.

What vote is required to approve each item?

The election of directors will be decided by a plurality of the votes cast. Accordingly, the nominees receiving the support of stockholders representing the greatest numbers of shares of common stock present at the meeting, virtually or by proxy and entitled to vote, shall be elected as directors. Abstentions and votes “against” will have no effect on the outcome of this proposal.

Although directors shall be elected by a plurality of votes cast, in an uncontested election of directors, any director nominee who receives a greater number of votes "against" than votes "for" (excluding abstentions) his or her election must promptly tender his or her resignation. Following receipt of such resignation, the Nominations and Corporate Governance Committee of the Company's Board of Directors will consider the resignation and recommend to the Board whether to accept such tendered resignation. Except in special circumstances, the Committee will be expected to accept and recommend acceptance of the resignation by the Board.

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon is required for the approval of each of the other proposals being presented to our stockholders for approval at the Annual Meeting.

The inspector of election for the Annual Meeting shall determine the number of shares of common stock represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining a quorum.

A “broker non-vote” will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that proposal and has not received instructions from the beneficial owner. We believe that the ratification of the selection of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 is the only proposal on which brokers and other nominees will have discretionary power to vote at the Annual Meeting. However, broker non-votes will not be counted as votes cast for any of the proposals being presented to our stockholders for approval at the Annual Meeting, and therefore will have no effect on the outcome of any of the proposals.

If less than a majority of the combined voting power of the issued and outstanding shares of our common stock as of the Record Date is represented at the Annual Meeting, then the chairperson of the Annual Meeting or a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice, unless otherwise required by our Bylaws or applicable law.

What are the Board’s recommendations?

As more fully discussed under the section of this proxy statement entitled “Matters to Come Before the Annual Meeting,” our board of directors recommends a vote (i) FOR the election of each of the respective nominees for director named in this proxy statement; (ii) FOR the ratification of the selection of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; (iii) FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers; (iv) FOR adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.

Unless contrary instructions are indicated on the enclosed proxy card, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (i) FOR the election of each of the respective nominees for director named in this proxy statement; (ii) FOR the ratification of the selection of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, (iii) FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers; (iv) FOR adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies; and (v) in accordance with the recommendation of our board of directors, FOR, AGAINST, or ABSTAIN, for all other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof, if applicable. In the event a stockholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

How do I vote?

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote using the enclosed proxy card or those other methods noted on the enclosed proxy card. Voting instructions are provided on the proxy card included in the proxy materials you receive in the mail.

If you are a street name holder (that is, if you hold your shares through a bank, broker, or other nominee), you must vote in accordance with the voting instruction form provided by your bank, broker or other holder of record. The availability of telephone or Internet voting will depend upon your bank’s, broker’s, or other holder of record’s voting process.

If you virtually attend the Annual Meeting, you can, of course, vote virtually at the Annual Meeting. If you are a street name holder and wish to vote at the meeting, you must first obtain a legal proxy from your bank, broker or other holder of record authorizing you to vote.

If my shares are held in “street name” by a broker or other nominee, will my broker or nominee vote my shares for me?

If your shares are held in “street name” and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee may exercise its discretion to vote your shares only on “routine” matters.

The proposal to ratify the selection of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 is considered a routine matter. Therefore, your broker, bank or other nominee will be able to vote on that proposal, even if it does not receive voting instructions from you.

We believe that all of the other proposals being presented to our stockholders for approval at the Annual Meeting are considered nonroutine matters. Consequently, without your voting instructions, your broker, bank or other nominee will not be able to vote your shares on such proposals without voting instructions from you.

Are dissenters’ rights available with respect to any proposal?

Dissenters’ rights are not available with respect to any proposal to be voted on at the Annual Meeting.

Can I change my vote after I return my proxy card?

Yes. The giving of a proxy does not eliminate the right to vote virtually should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy at the Annual Meeting.

If you have not voted through your bank, broker or other nominee, there are three ways for you to revoke your proxy and change your vote. First, you may send a written notice to the Company’s Secretary stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy, but it must bear a later date than the original proxy. Third, you may vote virtually at the Annual Meeting. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from them to change your vote. Your last submitted proxy will be the proxy that is counted.

Who pays for costs relating to the proxy materials and Annual Meeting?

The costs of preparing, assembling, and mailing this proxy statement, the Notice of Annual Meeting of Stockholders, the enclosed Annual Report and the proxy card, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers, and employees may solicit proxies personally or by telephone, facsimile, and other electronic means. They will receive no compensation in addition to their regular salaries for doing so. We may request banks, brokers and other custodians, nominees, and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

How can I find out the results of the voting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K within four business days following the Annual Meeting.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1:

Election of Directors

Nomination of Directors

The Nominations and Corporate Governance Committee of our board of directors (the “Nominations Committee”) is charged with making recommendations to our board of directors regarding qualified candidates to serve as members of the board of directors. The Nominations Committee’s goal is to assemble a board of directors with the skills and characteristics that, taken as a whole, will assure a strong board of directors with experience and expertise relevant to our business and the industries in which we operate, corporate governance practices, risk management, and the capital markets. The Nominations Committee believes that candidates for director should have certain minimum qualifications or skills, including personal integrity, strength of character, an inquiring and independent mind, practical wisdom, and mature judgment. In evaluating director nominees, the Nominations Committee considers the following factors:

1.
The appropriate size of the board of directors;
2.
The Company’s needs with respect to the particular talents and experience of its directors;
3.
The knowledge, skills, and experience of nominees, including without limitation experience in technology, business, finance, the industries that we target, risk management, conflict resolution, corporate governance, cultural competence, leadership, administration, and/or public service; and
4.
Relevant Nasdaq, Securities and Exchange Commission (“SEC”), state, and investor recommendations and requirements.

Other than as required by Nasdaq, the SEC or other state rules and regulations, there are no stated minimum criteria for director nominees, and the Nominations Committee may consider such other factors as it deems to be in the Company’s and its stockholders’ best interests. The Nominations Committee does, however, believe it appropriate for at least one member of the board of directors to meet the criteria for an “audit committee financial expert,” as defined by SEC rules, and for a majority of the members of the board of directors to meet the definition of an “independent director” under Nasdaq listing standards.

The Nominations Committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, but the Nominations Committee at all times seeks to balance the value of continuity of service by existing members of the board of directors with that of obtaining a new perspective. In the event that the Nominations Committee determines that an existing member is no longer the best suited candidate to serve as a director of the Company going forward, or if any member of the board of directors does not wish to continue in service, the Nominations Committee’s policy is to not re-nominate that member for reelection. The Nominations Committee identifies the desired skills and experience of prospective nominees, and then uses its network and external resources to solicit and compile a list of eligible candidates.

Our Nominations Committee has, from time to time, received correspondence from stockholders that it considers, researches and actively takes into account in making recommendations to the Board with respect to prospective director nominees and other relevant matters. Stockholders wishing to recommend a candidate for consideration by the Nominations Committee as a prospective nominee for election as a director may do so by contacting the chair of our Nominations Committee and providing information regarding such proposed candidate. Alternatively, stockholders who wish to nominate alternative individuals for election at our annual meetings of stockholders may do so by following the process outlined in Section 2.5 of our Bylaws, as amended to date, and Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and sending a written notice to the Nominations Committee, Attn: Chairman, One Stop Systems, Inc., 2235 Enterprise St. #110, Escondido, CA 92029, naming the proposed candidate and providing detailed biographical, contact and other required information regarding such proposed candidate.

To our knowledge, there are currently no legal proceedings, and during the past ten years there have been no legal proceedings, that we believe are required to be disclose pursuant to Item 4.01(f) of Regulation S-K. There are no material proceedings to which any director, officer, affiliate, or owner of record or beneficial owner of more than 5% of any class of voting securities of the Company, or any associates of any such persons, is a party adverse to the Company or any of our subsidiaries, and to our knowledge, none of such persons has a material interest adverse to the Company or any of its subsidiaries. Other than as disclosed below, during the last five years, none of our directors held any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Our board of directors has undergone a significant reprofiling over the past two years in order to further align its skillsets with the Company’s revised strategic direction and in response to feedback received by stockholders. In September 2023, two of our former directors stepped down and were replaced by Messrs. Knowles and Dumont. On November 6, 2023, our board or directors temporarily increased the size of the board from seven members to eight members, effective November 10, 2023, and appointed Mr. Manko to fill the resulting vacancy. On November 27, 2023, our board or directors adopted a resolution to further temporarily increase the size of the board form eight members to nine members, effective immediately, and to subsequently decrease the size of the board down to seven members, effective upon closing of the polls for voting on the election of directors at the Annual Meeting. Mr. Herbets was appointed to fill the vacancy resulting from this second temporary increase. Subsequently, on March 13, 2025, the board of directors authorized the reduction of the size of the board from seven to six members.

As part of the Board’s reprofiling process, it considered adding members who have significant expertise with the military, service in the military or in the defense contracting industry, the technology industry, commercial markets, senior executive experience, corporate governance expertise and capital markets and investment experience. Additionally, it considered the importance of the continuity of service and familiarity of certain board members with the Company and our practices. After extensive independent research as to corporate governance best practices and discussion among members of our board of directors, the Nominations Committee recommended the slate set forth below for election by our stockholders at the Annual Meeting.

Our board of directors is committed to employing strong corporate governance practices for companies of similar size to One Stop Systems, Inc. The Nominations Committee and the board as a whole review our corporate governance policies and practices on an annual basis to determine whether changes are necessary or appropriate in order to align with best practices and to enhance stockholder value. To that end, the board of directors considers stockholder recommendations with respect to the Company’s corporate governance practices and procedures, as well as those practices of its peers and other public companies similar in size and industry as the Company.

In accordance with the resolution adopted by the board of directors on March 13, 2025, which reduced the size of the board from seven to six members, only six directors will be elected to our board of directors at the Annual Meeting. However, the board of directors continues to research candidates with significant commercial markets experience and at such time future time as an acceptable candidate is determined, the board of directors may seek to add a member to the board. Proxies cannot be voted for a greater number of persons than the number of nominees named below. The Nominations Committee has recommended, and our board of directors has nominated, Kenneth Potashner, Michael Knowles, Greg Matz, Retired Vice Admiral Mike Dumont, Mitchell Herbets, and Retired Lieutenant General David Bassett as nominees for election as members of our board of directors at the Annual Meeting, to hold office until our next annual meeting of stockholders or until such director’s successor is duly elected and qualified, subject to such director’s earlier death, resignation or removal. Joe Manko will continue to serve as director until his term naturally concludes at the Annual Meeting. On April 12, 2025, Gioia Messinger notified us of her resignation from and decision to not stand for re-election for the board, effective as of the date of the Annual Meeting. Ms. Messinger's decision was not due to any disagreements with us on any matter relating to the Company's operations, policies, or practices.

Information Regarding Director Nominees

Name	Age	Position
Director Nominees:
Kenneth Potashner	67	Chairman
Mike Knowles	58	President, Chief Executive Officer and Director
Greg Matz	65	Director
Mike Dumont	64	Director
Mitch Herbets	67	Director
David Bassett	58	Director

Board of Directors

Kenneth Potashner has served as Chairman of our board of directors since May 2019. Mr. Potashner has extensive board experience in high growth, high technology global organizations. He served as Chairman of Newport Corporation, where he provided 18 years of service culminating in the sale of Newport in 2016 for $980 million. Mr. Potashner served as Chairman of the board of Maxwell Technologies and directed it through a period of rapid expansion. He has also served on the board of California Micro Devices, SonicBlue Inc, and Singapore Technologies, all publicly traded companies. Mr. Potashner is currently serving as the Chairman of Generation Esports and on the board of directors of Collegiate Sports Management Group (CSMG) and Prologue Mobile. He has also served on the board of many private companies as well, including DynaOptics, MyOffice.com, Underground Elephant, Home Bay, Lumedyne, Events.com, Launch Factory, PowerDot and several others. Several of the private companies that Mr. Potashner has had affiliations with have achieved successful exits or significant financings. Mr. Potashner has a BSEE from Lafayette College and an MSEE from SMU, Executive certifications from Columbia and INSEAD in Lausanne, Switzerland. He also has an Advanced Professional Director certification from American Board of Directors. Our board of directors believes Mr. Potashner’s significant experience in public company executive management, corporate governance, capital markets, mergers and acquisitions and corporate and growth strategy experience, along with his industry relationships and experience serving on public company boards of directors, align with the desired skill sets identified by the nominating and governance committee and make him well suited to serve as a member of our board of directors. During his tenure on the board of directors he has led the reprofiling of greater than 50% of the board members to align more directly with the company’s strategy while also driving more cost efficient operations of the board. He has also connected the company with multiple market influencers in the commercial and defense markets in addition to introductions with companies providing business opportunity to help drive its growth. Lastly, Mr. Potashner has provided the CEO and company with valued input, counsel and peer review on executive management, investor relations, press releases, SEC reporting, M&A, and capital markets. The CEO and executive management team look to take advantage of these same contributions during this next tenure period.

Mike Knowles has served as our president and chief executive officer since June 2023 and as a director on our board since September 2023. He has more than three decades of leadership experience in global aerospace and defense markets, having led successful business captures resulting in billion-dollar program and product portfolios. Prior to joining the Company, Mr. Knowles served as vice president and general manager of C5ISR Systems at Curtiss Wright Defense Solutions from October 2022 to June 2023. Prior to that, from May 2014 to October 2022, Mr. Knowles worked at Cubic Corporation (“Cubic”), where he served in various roles, culminating in his roles as a senior vice president of Cubic and president of Cubic’s Mission and Performance Solutions business, in which role he led a $700 million global business unit with 2,000 employees. While at Cubic, his C5ISR hardware, software and solutions portfolios included rugged networking/computing at the edge, secure and expeditionary communications, intelligence processing, assessment distribution from enterprise-to-edge, high frequency/low SWAP RF components for electronic warfare, space, and 5G applications; and live, virtual, and constructive (LVC) multi-domain training systems. Before Cubic, Mr. Knowles worked at Rockwell Collins from 2004 to 2014 and at Lockheed Martin from 1998 to 2003, both of which are well recognized defense contractors. Prior to that, Mr. Knowles served in the United States Navy for

20 years as a Naval Flight Officer and Aerospace Engineering Duty Officer, with 10 years active duty and 10 years in the Navy Reserves, where he retired as a Commander. He received a BS in Aerospace Engineering from the United States Naval Academy, an MS in Aerospace Engineering from the Naval Postgraduate School, was a graduate of the US Naval Test Pilot School and received an MBA from George Mason University. Our board of directors believes Mr. Knowles’ senior leadership experience in the defense and technology industries, coupled with the fact that Mr. Knowles serves as the Company’s president and chief executive officer, make him well suited to serve as a member of our board of directors.

Greg Matz, CPA, joined our board of directors in July 2020, and is an experienced financial executive, having served in controller, Vice President and CFO roles for over two decades. Now retired, Mr. Matz is currently serving as a member of the board of directors and audit committee chair for Dare Bioscience, Inc. (NASDAQ: DARE), a public clinical-stage biopharmaceutical company. From 2011 to 2016, he worked for The Cooper Companies, Inc. (NYSE: COO), holding roles as the Senior Vice President and Chief Financial Officer and Chief Risk Officer. From 2010 to 2011, Mr. Matz was the Chief Financial Officer for CooperVision, a business unit of The Cooper Companies, Inc. Prior to joining The Cooper Companies, Inc., he held key management roles in finance and marketing at Agilent Technologies and Hewlett Packard. He began his career at KPMG and is a CPA with an active certification. Mr. Matz graduated from the University of San Francisco with a B.S. in Business Administration and completed the University of Pennsylvania, The Wharton School’s Advanced Management Program. Mr. Matz is also a National Association of Corporate Directors (“NACD”) Board Leadership Fellow and has earned the NACD Directorship Certification credential. In addition, Mr. Matz has received a certification from NACD / Carnegie Mellon University in Cybersecurity Oversight. Our board of directors believes Mr. Matz’s significant experience as a chief financial officer and chief risk officer of a public company and his corporate experience in financial functions, risk management, capital markets and corporate strategy align with the desired skill sets identified by the nominating and governance committee and make him well suited to serve as a member of our board of directors. During his tenure on the board of directors, he has been instrumental in leadership of the Audit and Risk committee dedicating significant hours outside of normal board requirements in support of the CEO and CFO to help ensure proper and accurate financial reporting, provide consultation on matters of accounting, finance, and investor relations, and assure alignment with SEC and other regulatory requirements. In addition, he has played a key role in providing guidance and perspectives around our enterprise risk assessments and process management. The CEO and executive management team look to take advantage of these same contributions during this next tenure period.

Mike Dumont joined our board in September 2023 and brings expertise in government, aerospace and defense, risk management and organizational leadership. He is a retired U.S. Navy three-star admiral and retired U.S. Government senior executive. His executive career in both the military and civil service includes having served as a senior Federal prosecutor specializing in white collar crimes and corporate matters, the principal director for counter terrorism & special operations in the U.S. Department of Defense, the Principal Deputy Assistant Secretary of Defense for Special Operations, the deputy commander of U.S. Northern Command, and vice commander of North American Aerospace Defense Command. He oversaw military responses to border security, natural disasters, and the COVID-19 pandemic in the United States, where AI solutions were deployed to meet operational demands. He also led teams in providing aerospace warning, aerospace control, missile defense and maritime warning, and generating globally integrated effects using information enabled by AI. Admiral Dumont is the interim president of the California State University Maritime Academy and serves on the board of directors of the Marines’ Memorial Association, the board of advisors of Dataminr, Inc., and the national security advisory council of the U.S. Global Leadership Coalition. He holds a B.A. degree from the University of Southern Maine, a M.S. degree from the National War College, and a J.D. degree from Suffolk University Law School. Our board of directors believes Mr. Dumont’s significant experience as a U.S. Navy senior executive and relevant operational experience , relationships in the defense industrial complex coupled with his organizational leadership, risk management skills and defense market expertise, align with the desired skill sets identified by the nominating and governance committee and make him well suited to serve as a member of our board of directors. During his tenure on the board of directors he has played a key role in providing operational and acquisition inputs to help form and enhance the company’s growth strategy and advance its campaign capture efforts. In addition he has provided valuable introductions and connections with key market influencers and direct business opportunities. His leadership and legal experience have also been valuable in the re-profile and continuous improvement of overall board performance. The CEO and executive management team look to take advantage of these same contributions during this next tenure period.

Mitchell H. Herbets joined our board of directors in November 2023. Mr. Herbets currently serves as non-executive chairman of Thales Defense and Security, a global technology company that provides advanced technology equipment to the U.S. defense and federal technology markets. His other current chairman positions include: Safran Federal Systems (formerly Orolia Defense & Security), a provider of resilient positioning, navigation and timing (PNT) solutions and custom engineering services to federal agencies, defense organizations and contractors, Photonis Defense, provider of advanced products in the fields of broad bandwidth, high power microwave amplifiers and cutting-edge night and digital vision technologies to U.S. and allied governments, and iDirect Government, a provider of tactical satellite communications systems to U.S. Primes for the U.S. Department of Defense. Herbets previously served on the board of Wireless Telecom Group (WTT), a NYSE American-listed provider of infrastructure for cellular systems, LTE and 5G waveforms, and telecommunications test equipment company before it was acquired by Maury Microwave in 2023. He earlier served as president and CEO of Thales Communications (now Thales Defense and Security), a global leader in tactical radio technology. Prior to being appointed a president and CEO of Thales, he served in a number of senior executive positions at the company, including leadership roles in program management, engineering, and business development. Before Thales, he served four years in U.S. Army with the final rank of captain. He holds a bachelor’s degree in electrical engineering from Lehigh University, where he currently serves as a member of the advisory councils of Lehigh University’s Engineering College and its Electrical & Computer Engineering Department. He earned his MBA from George Washington University. Our board of directors believes Mr. Herbets’ significant experience as a senior executive in the defense industry, corporate governance experience, organizational leadership skills, and experience serving on the boards of public companies align with the desired skill sets identified by the nominating and governance committee and make him well suited to serve as a member of our board of directors. During his tenure on the board of directors he has played a key role as the chair of the compensation committee ensuring alignment of compensation with company performance and objectives. His experience as a CEO has provided valuable insight, consultation, and peer review for the company CEO and CFO in the conduct of business, development of strategy and execution of overall growth strategy plans. He also has help establish connections with influencers and business opportunities within the defense markets. Lastly he has provided leadership mentoring for members of the executive staff. The CEO and executive management team look to take advantage of these same contributions during this next tenure period.

David Bassett is a retired Army Lieutenant General with a distinguished 35-year military career. Lieutenant General Bassett’s career includes extensive leadership driving military modernization and managing large-scale acquisitions. From 2020-2023, he served as Director of the Defense Contract Management Agency (DCMA), where he led more than 11,000 civilian and military personnel who managed more than 250,000 contracts with total value in excess of $3.5 trillion. Prior to his role at DCMA, he served as Program Executive Officer for Command, Control, and Communications-Tactical (PEO C3T), where he led critical modernization priorities, including around development and acquisition of the Army’s tactical network. Prior to that, he served as Program Executive Officer for Ground Combat Systems (PEO GCS), where he led modernization efforts for the Army’s fleet of ground combat vehicles, including the Abrams, Bradley, and Stryker. His previous assignments include Deputy Program Executive Officer for Combat Support and Combat Service Support (PEO CS&CSS) and manager of the Joint Program Office, Joint Light Tactical Vehicles (JLTV). Lieutenant General Bassett serves as a Senior Counselor at The Cohen Group, a consulting firm, where he advises on business development, regulatory affairs, and capital raising activities. He holds a Bachelor of Science in Electrical Engineering and a Master’s degree in Computer Science from the University of Virginia and is a graduate of the Army Command and General Staff College at Fort Leavenworth, Kansas, as well as a distinguished graduate of the Industrial College of the Armed Forces. Our board of directors believes Mr. Bassett’s significant experience in relevant Army programs and acquisition strategies, leading military modernization efforts and managing complex programs and large-scale acquisitions, coupled with his organizational leadership, risk management skills, technology and defense market expertise, align with the desired skill sets identified by the nominating and governance committee and make him well suited to serve as a member of our board of directors.

Vote Required

The election of directors will be decided by a plurality of the votes cast. If a quorum is present and voting at the Annual Meeting, the six nominees receiving the highest number of “for” votes will be elected to our board of directors. Abstentions, votes “against” and broker non-votes will be counted only for purposes of determining whether a quorum is present, but will have no effect on the outcome of this proposal.

However, in accordance with Secions 3.3 and 3.4 of the Bylaws, in an uncontested election of directors, any director nominee who receives a greater number of votes "against" than votes "for" (excluding abstentions) must promptly tender his or her resignation. Following receipt of such resignation, the Nominations Committee will consider the resignation and recommend to the board of directors whether to accept such tendered resignation. Except in special circumstances, the Nominations Committee will be expected to accept and recommend acceptance of the resignation by the board of directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE LISTED IN THIS

PROPOSAL 1

PROPOSAL 2:

Ratification of Selection of Independent Registered Public Accounting Firm

Our audit and risk committee has selected Haskell & White LLP (“H&W”) as the Company’s independent registered public accounting firm for the year ending December 31, 2025, and has further directed that management submit the selection of independent registered public accounting firm for ratification by the Company’s stockholders at the Annual Meeting. H&W has audited the Company’s financial statements since 2017. Representatives of H&W are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of H&W as the Company’s independent registered public accounting firm is not required by Delaware law, the Company’s amended and restated certificate of incorporation, or the Company’s Bylaws, as amended. However, our audit and risk committee is submitting the selection of H&W to our stockholders for ratification as a matter of good corporate practice. Although this is a non-binding vote, if our stockholders fail to ratify the selection, the audit and risk committee will reconsider whether to continue to retain H&W as the Company’s registered public accounting firm. Even if the selection is ratified, our audit and risk committee, in its discretion, may direct the appointment of a different independent registered accounting firm at any time during the year if the audit and risk committee determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to us for services rendered to us by H&W, our independent registered public accounting firm, related to the fiscal years ended December 31, 2024 and 2023:

	For the Year Ended December 31,
	2024	2023
Audit fees (1)	$272,500	$248,250
Audit-Related fees (2)	5,000	7,500
Tax fees	-	-
Other fees	-	-
Total fees	$277,500	$255,750

1)
Includes fees for (i) audits of our consolidated financial statements for the fiscal years ended December 31, 2024 and 2023, and (ii) reviews of our interim period financial statements for fiscal years 2024 and 2023.
2)
Review of Form S-3 and Form S-8, including preparation of consents.

Pre-Approval Policies and Procedures

Our audit and risk committee pre-approves all auditing services and the terms of non-audit services provided by our independent registered public accounting firm, but only to the extent that the non-audit services are not prohibited under applicable law and the committee determines that the non-audit services do not impair the independence of the independent registered public accounting firm.

In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the chairman of the audit and risk committee has been delegated authority to approve audit and non-audit services to be provided by our independent registered public accounting firm. Fees payable to our independent registered public accounting firm for any specific, individual service approved by the chair pursuant to the above-described delegation of authority may not exceed $25,000, and the chair is required to report any such approvals to the full committee at its next scheduled meeting. In addition, our audit and risk committee has pre-approved a list of acceptable services and fees payable to H&W in an aggregate amount of up to $18,500 per quarter for such services, including without limitation audit and allowable non-audit and tax consulting. This pre-approval is for small projects needing quick reaction and judged by the audit and risk committee not to raise any independence issues with H&W. Such projects and fees are required to be presented in detail at the next audit and risk committee meeting. All fees that were incurred in 2024 and 2023 were pre-approved by the audit and risk committee.

Our audit and risk committee has considered and determined that the provision of the non-audit services described is compatible with maintaining the independence of our registered public accounting firm.

Vote Required

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting by the holders entitled to vote thereon is required to ratify the selection of H&W as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions and broker non-votes, if any, will be counted only for purposes of determining whether a quorum is present. Abstentions will not be considered in tallying votes with respect to this Proposal and will have no effect on the outcome of the voting results for this Proposal. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this Proposal. In the event that there are any broker non-votes, they will not be considered in tallying votes with respect to this Proposal 2 and will have no effect on the outcome of the voting results for this Proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF HASKELL & WHITE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025 IN THIS PROPOSAL 2

PROPOSAL 3:

Advisory Vote to Approve Named Executive Officer Compensation

In accordance with the requirements of Section 14A of the Securities Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the related rules of the SEC), the Company is providing its stockholders the opportunity to cast a non-binding, advisory vote on the compensation of its named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the compensation of our named executive officers.

The Company’s named executive officer compensation program is designed to attract, reward and retain the caliber of officers needed to ensure the Company’s continued growth and profitability. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers described in this proxy statement. The compensation of our named executive officers is disclosed in the section of this proxy statement titled “Executive Compensation,” the compensation tables, and the related narrative disclosure contained therein. We believe that our named executive officer compensation program is competitive within our industry and strongly aligned with the long-term interests of our stockholders. Our compensation committee regularly reviews our named executive officer compensation program to ensure that it achieves the desired goals of aligning our named executive officer compensation structure with our stockholders’ interests and current market practices.

For these reasons, the board of directors recommends a vote in favor of the following resolution:

“RESOLVED, that the stockholders of One Stop Systems, Inc. (the “Company”) approve, on a non-binding advisory basis, compensation paid to the Company’s named executive officers, as disclosed in Part III of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and its proxy statement for the Annual Meeting, pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion.”

Vote Required

As an advisory vote, this Proposal is not binding upon the Company, our board of directors or our compensation committee. Notwithstanding the advisory nature of this vote, our board of directors and the compensation committee value the opinions expressed by stockholders in their vote on this Proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers.

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting by the holders entitled to vote thereon is required to approve this Proposal 3. Abstentions and broker non-votes will be counted only for purposes of determining whether a quorum is present. Abstentions will not be considered in tallying votes with respect to this Proposal, and will have no effect on the outcome of the voting results for this Proposal 3. We believe that the approval of Proposal 3 is a nonroutine proposal on which a broker or other nominee does not have discretionary authority to vote. Accordingly, broker non-votes received in connection with this Proposal will not be considered in tallying votes with respect to this Proposal 3, and will have no effect on the outcome of the voting results for this Proposal 3.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION IN THIS PROPOSAL 3.

PROPOSAL 4:

Adjournment of the Annual Meeting

General

Our stockholders may be asked to consider and act upon one or more adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of any of the proposals set forth in this Proxy Statement.

If a quorum is not present at the Annual Meeting, our stockholders may be asked to vote on this proposal to adjourn the Annual Meeting to solicit additional proxies. If a quorum is present at the Annual Meeting, our stockholders may be asked to vote on this proposal to adjourn the Special Meeting to solicit additional proxies. If a quorum is present at the Annual Meeting, but there are not sufficient votes at the time of the Annual Meeting to approve any of the foregoing proposals, our stockholders may also be asked to vote on this proposal to approve the adjournment of the Annual Meeting to permit further solicitation of proxies in favor of any of the proposals.

If the adjournment proposal is submitted for a vote at the Annual Meeting, and if our stockholders vote to approve the adjournment proposal, the Annual Meeting may be adjourned to another place, or a later date or dates, to enable us to solicit additional proxies in favor of any of the proposals. If the adjournment proposal is approved, and the Annual Meeting is adjourned, we will use the additional time to solicit additional proxies in favor of the relevant proposals to be presented at the Annual Meeting, including the solicitation of proxies from stockholders that have previously voted against any of the proposals.

Our board or directors believes that, if the number of shares of our common stock voting in favor of any of the proposals at the Annual Meeting is insufficient to approve such proposals, it is in the best interests of our stockholders to enable us, if we so choose and for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of such proposals. Any signed proxies received by us in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. If the Annual Meeting is adjourned, the time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting, as adjourned or postponed.

Vote Required

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting by the holders entitled to vote thereon is required to approve this Proposal 4. Abstentions and broker non-votes will be counted only for purposes of determining whether a quorum is present. Abstentions will not be considered in tallying votes with respect to this Proposal, and will have no effect on the outcome of the voting results for this Proposal 4. We believe that the approval of Proposal 4 is a nonroutine proposal on which a broker or other nominee does not have discretionary authority to vote. Accordingly, broker non-votes received in connection with this Proposal will not be considered in tallying votes with respect to this Proposal 4, and will have no effect on the outcome of the voting results for this Proposal 4.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE ADJOURNMENT OF THE ANNUAL MEETING PURSUANT TO THIS PROPOSAL 4, TO ANOTHER PLACE, DATE OR TIME, IF DEEMED NECESSARY OR APPROPRIATE IN THIS PROPOSAL 4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock, as of March 21, 2025, by:

•
each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our common stock;
•
each of our named executive officers;
•
each of our directors; and
•
all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of stock options or warrants held by the respective person or group that may be exercised or converted within 60 days after March 21, 2025. For purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable within 60 days after March 21, 2025, are included for that person or group but not for any other person or group.

Applicable percentage ownership is based on 21,539,412 shares of common stock outstanding at March 21, 2025.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed. Unless otherwise noted below, the address of each person listed on the table is c/o One Stop Systems, Inc., 2235 Enterprise Street, #110, Escondido, CA 92029.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
5% or greater stockholders:
Lynrock Lake LP (11)	2,066,666	9.5%
Steve Cooper (12)	1,923,572	8.8%
Horton Capital Partners Fund, LP (13)	1,174,899	5.4%
Barclays PLC (14)	1,087,112	5.0%
Named Executive Officer and Directors:
Michael Knowles (1)	273,096	1.2%
Ken Potashner (2)	428,601	2.0%
Gioia Messinger (3)	49,690	*
Greg Matz (4)	53,930	*
Mike Dumont (5)	86,849	*
Joseph Manko, Jr.(6)	1,195,899	5.5%
Mitchell Herbets (7)	21,000	*
Jim Ison (8)	256,075	1.2%
Daniel Gabel (9)	-	*
All executive officers and directors as a group (9 persons) (10)	2,365,140	10.8%

* Less than 1%.

1.
Consists of i) 123,096 shares of common stock held by Mr. Knowles, and ii) 150,000 shares of common stock that Mr. Knowles has the right to acquire from us pursuant to the exercise of stock options. Mr. Knowles is our president and chief executive officer.
2.
Consists of (i) 398,601 shares of common stock held by Mr. Potashner, and (ii) 30,000 shares of common stock that Mr. Potashner has the right to acquire from us pursuant to the exercise of stock options. Mr. Potashner is the chairman of the board of directors.
3.
Consists of 49,690 shares of common stock held by Ms. Messinger. Ms. Messinger is a member of the board of directors.
4.
Consists of 53,930 shares of common stock held by Mr. Matz. Mr. Matz is a member of the board of directors.
5.
Consists of 86,849 shares of common stock held by Mr. Dumont. Mr. Dumont is a member of the board of directors.
6.
Consists of i) 1,174,899 shares of common stock held by Horton Capital Partners, LLC. of which Mr. Manko has sole voting right and investment control, and ii) 21,000 shares of common stock held by Mr. Manko. Mr. Manko is a member of the board of directors.
7.
Consists of 21,000 shares of common stock held by Mr. Herbets. Mr. Herbets is a member of the board of directors.
8.
Consists of (i) 219,306 shares of common stock held by Mr. Ison, and (ii) 36,769 shares of common stock that Mr. Ison has the right to acquire from us pursuant to the exercise of stock options. Mr. Ison is the chief product officer of the Company.
9.
Consists of no shares of common stock held by Mr. Gabel. Mr. Gabel is the chief financial officer of the Company.
10.
Includes (i) 2,148,371 shares beneficially owned by our current named executive officers and directors, and (ii) 216,769 shares subject to options, warrants or convertible securities, that are either exercisable or such person has a right to receive as set forth in the foregoing footnotes.
11.
Based on information provided by Lynrock Lake LP on Schedule 13G/A, filed with the SEC on February 14, 2025.
12.
Consists of 1,923,572 shares of common stock held by The Cooper Revocable Trust dated April 25, 2001. Mr. Cooper shares joint voting and investment control of The Cooper Revocable Trust dated April 25, 2001, with his wife Lori Cooper. The share information is based on information provided by Mr. Cooper in that Form 4 filed with the SEC. Mr. Cooper served as our chief executive officer and president until February 15, 2020.
13.
Based on information provided by Horton Capital Partners Fund, LP (“HCPF”) and certain affiliates on Schedule 13G, filed with the SEC. Mr. Manko, one of our directors, serves as the managing member of Horton Capital Management, LLC ("HCM"), which serves as the investment manager of HCPF, and as the managing member of Horton Capital Partners, LLC, which serves as the general partner of HCPF.
14.
Based on information provided by Barclays PLC on Schedule 13G/A, filed with the SEC on March 21, 2025.

Changes in Control

The Company is not currently aware of any arrangements which may at a subsequent date result in a change of control of the Company.

BOARD MATTERS AND CORPORATE GOVERNANCE

Board Composition and Election of Directors

Director Independence

Our board of directors currently consists of seven members; however, on March 13, 2025, the board of directors approved a reduction in the size of the board to six. We expect the reduction to be effective upon closing of the polls for voting at the Annual Meeting. Our board of directors has determined that, of our current directors, Kenneth Potashner, Gioia Messinger, Greg Matz, Mike Dumont, Joseph Manko, Jr. and Mitchell Herbets are all independent directors in accordance with the listing requirements of The Nasdaq Capital Market. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees, and that neither the director nor any of his or her family members have engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Board Committees

Our board of directors has established three standing committees – audit and risk, compensation and nominating and corporate governance – each of which operates under a charter that has been approved by our board of directors.

The following table provides information for the current membership for each of the committees of our board of directors:

Name	Audit & Risk Committee		Compensation Committee		Nominations & Corporate Governance
Kenneth Potashner			X		X
Michael Knowles
Gioia Messinger			X		X	*
Greg Matz	X	*	X
Mike Dumont	X				X
Joseph Manko, Jr.	X				X
Mitchell Herbets	X		X	*

* Indicates chairperson

As noted above, Mr. Manko will continue to serve as director until his term concludes at the Annual Meeting. On April 12, 2025, Gioia Messinger notified us of her resignation from and decision to not stand for re-election for the board, effective as of the date of the Annual Meeting. Ms. Messinger's decision was not due to any disagreements with us on any matter relating to the Company's operations, policies, or practices.

Audit and Risk Committee

The audit & risk committee represents and assists the board of directors with its oversight of the:

(a)
Integrity of the Company’s financial statements and internal controls

(b)
Company’s compliance with legal and regulatory requirements
(c)
Selecting, retaining and compensating the independent registered public accounting firm
(d)
Qualifications and independence of the independent registered public accounting firm and
(e)
Enterprise risk management (ERM) process

Membership

The audit & risk committee shall consist of three or more directors, all of whom shall, in the judgment of the board of directors:

•
(i) be an “Independent Director” (as defined under Rule 5605(a)(2) of the NASDAQ Stock Market), (ii) meet the “independence” criteria (as defined under IM-5605 – Rule 5605(a)(2)), and (iii) meet the criteria for independence pursuant to Rule 10A-3(b)(1) under the Securities Act of 1933, as amended (the “Act”), subject to the exemptions provided in Rule 10A-3(c) under the Act, all in accordance with applicable NASDAQ listing standards
•
have the ability to read and understand the Company’s basic financial statements
•
ensure that least one member of the audit & risk committee shall be designated as a “financial expert” having accounting or related financial management expertise in accordance with NASDAQ listing standards
•
not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years
•
not accept any consulting, advisory, or other compensatory fee from the Company other than for board service, and such directors must not be an affiliated person of the Company

Duties and Responsibilities

1.
Manage the independent registered public accounting firm, including:

•
select and retain, evaluate and terminate when appropriate
•
set their compensation
•
oversee their work and pre-approve all audit services they provide
•
approve all permitted non-audit services they perform
•
establish policies and procedures for their engagement to provide permitted audit and non-audit services.
•
at least annually, receive and review a report by the independent registered public accounting firm describing their internal quality- control procedures and any material issues raised by the most recent internal quality-control review, peer review or Public Company Accounting Oversight Board (PCAOB) review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and other required reports from the independent registered public accounting firm
•
at least annually, consider their independence, including whether their provision of permitted non-audit services is compatible with independence, and obtain and review a report from describing all the relationships between them and the Company.

2.
Review the audit scope and plan of independent auditors, and effective use of audit resources.

3.
Review with management and the independent auditors the company’s annual and quarterly financial statements and related footnotes included in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q, the auditor’s judgments about the quality of the company’s accounting principles as applied in its financial reporting, and significant changes in their audit plan and serious difficulties or disputes with management encountered during the audit, and matters required by SAS 61 (Communication with Audit Committees)

4.
Review with management and independent auditors their significant audit findings, and assess the steps that management has taken or proposes to take to minimize significant financial risks or exposures facing the company, and periodically review compliance with such steps.

5.
Review with the independent auditors, the Company’s management, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

6.
Review management’s annual internal control report which acknowledges management’s responsibility for establishing and maintaining an adequate internal control structure and procedures for financial reporting; and contains an assessment of the effectiveness of the internal control structure.

7.
Discuss with management and the independent auditor, at least semi-annually, policies and programs with respect to enterprise risks, including the risk management process, risk assessments, and significant areas of risk or exposure for the Company.

8.
Provide oversight and review of the Company’s risk management policies, information systems and cybersecurity policies, and insider trading policies. Ensure at least annually, that the full board of directors is updated on the current status of the Company’s risk profile and mitigation efforts.

9.
Establish procedures for the Company’s confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls and auditing matters, as well as for the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

10.
Investigate any matter brought to its attention within the scope of its duties, including matters brought forth through the Whistleblower Hotline, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

11.
Obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the audit & risk committee, and receive appropriate funding from the Company, as determined by the audit and risk committee, for the payment of compensation to any such advisors.

12.
Conduct an annual performance evaluation of the audit & risk committee and annually evaluate the adequacy of its charter.

13.
Review and approve all related party transactions, prior to the Company’s entry into any such transactions, all transactions in which the company is or will be a participant, which would be reportable by the Company under Item 404 of Regulation S-K promulgated under the Securities Act as a result of any of the following persons having or expected to have a direct or indirect material interest (a “Related Person Transaction”):

•
executive officers of the corporation;
•
members of the board of directors;
•
beneficial holders of more than 5% of the Company’s securities;
•
immediate family members of any of the foregoing persons; and
•
any other persons whom the board of directors determines may be considered to be a related party persons as defined by Item 404 of Regulation S-K promulgated under the securities act.

The audit & risk committee will review and approve such related party transactions based on the board of directors approved, One Stop Systems, Inc. “Related Party Transaction Policy.”

14.
Carry out such other duties and have such other authority as may be assigned or granted by the board of directors or as required to be carried out by applicable law and/or the rules and listing requirements of the NASDAQ Stock Market

The members of our audit and risk committee are Mr. Matz, Mr. Dumont, Mr. Herbets, and Mr. Manko. Mr. Matz serves as the chair of the committee. All members of our audit and risk committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and The Nasdaq Capital Market. Our board of directors has determined that Mr. Matz qualifies as an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Our board of directors has determined that Mr. Matz, Mr. Dumont, Mr. Herbets, and Mr. Manko are independent under the applicable rules of the SEC and The Nasdaq Capital Market.

We are currently in compliance with Nasdaq rules and Rule 10A-3 since all members of our audit and risk committee have been deemed independent by our board of directors. The audit and risk committee operates under a written charter that satisfies the applicable standards of the SEC and The Nasdaq Capital Market.

Report of the Audit and Risk Committee of the Board of Directors

The audit and risk committee oversees the Company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit and risk committee reviewed the audited financial statements in the Company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting pronouncements.

The audit and risk committee held five meetings during the 2024 fiscal year, including regular meetings in conjunction with the close of each fiscal quarter, during which the committee reviewed and discussed the Company’s financial statements with management and our independent registered public accounting firm. These audit and risk committee meetings routinely include executive sessions of the committee, as well as private sessions with each of our independent registered public accounting firm and management.

The audit and risk committee reviewed with Haskell & White LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit and risk committee under generally accepted auditing standards and the matters listed in Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. In addition, the audit and risk committee has discussed with Haskell & White LLP, its independence from management and the Company, has received from Haskell & White LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Haskell & White LLP’s communications with the audit Public Company

Accounting Oversight Board Auditing Standard No. 1301 committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.

The audit and risk committee met with Haskell & White LLP to discuss the overall scope of its services, the results of its audit and reviews, and the overall quality of the Company’s financial reporting. Haskell & White LLP, as the Company’s independent registered public accounting firm, also periodically updates the audit and risk committee about new accounting developments and their potential impact on the Company’s reporting. The audit and risk committee’s meetings with Haskell & White LLP were held with and without management present. The audit and risk committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The audit and risk committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit and risk committee has recommended to the Company’s board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”). The audit and risk committee and the Company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

This report of the audit and risk committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit and risk committee.

Respectfully submitted,

The Audit and Risk Committee of the Board of Directors
Greg Matz (chairperson)
Mitch Herbets Joe Manko
Mike Dumont

Compensation Committee

Our compensation committee approves, or recommends to our board of directors, policies relating to compensation and benefits of our officers and employees. The compensation committee approves, or recommends to our board of directors, annual and long-term corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves, or recommends to our board of directors, the compensation of these officers based on such evaluations. The compensation committee also approves, or recommends to our board of directors, the issuance of stock options and other awards under our equity incentive plans. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

The members of our compensation committee are Mr. Herbets, Mr. Potashner, Mr. Matz and Mrs. Messinger. Mr. Herbets serves as the chair of the committee. Our board of directors has determined that Mr. Herbets, Mr. Potashner, Mr. Matz and Mrs. Messinger are all independent under the applicable rules and regulations of The Nasdaq Capital Market and all current members qualify as a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. Our board of directors has determined that each of the members of our compensation committee is an “outside director,” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or Section 162(m). We are currently in compliance with Nasdaq rules since all members of our compensation committee have been deemed independent by our board of directors. The compensation committee operates under a written charter, which the compensation committee will review and evaluate at least annually.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for assisting our board of directors in discharging the board of directors’ responsibilities regarding the identification of qualified candidates to become board members, the selection of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on our board of directors and any committees thereof. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies, reporting and making recommendations to our board of directors concerning governance matters and oversight of the evaluation of our board of directors.

The members of our nominating and corporate governance committee are Ms. Messinger, Mr. Potashner, Mr. Dumont, and Mr. Manko. Ms. Messinger serves as the chair of the committee. Our board of directors has determined that Ms. Messinger, Mr. Potashner, Mr. Dumont and Mr. Manko are all independent under the applicable rules and regulations of The Nasdaq Capital Market relating to nominating and corporate governance committee independence. We are currently in compliance with Nasdaq rules due to the fact that all members of our nominating and corporate governance committee have been deemed independent by our board of directors. The nominating and corporate governance committee operates under a written charter, which the nominating and corporate governance committee will review and evaluate at least annually.

Board Leadership Structure

Our board of directors currently consists of seven directors; however, the size of the board will automatically decrease to six, effective upon closing of the polls for voting on the election of directors at the Annual Meeting. Although our chief executive officer serves as a director on our board, our current chief executive officer and chairman roles are held by two different individuals. Our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate to ensure the interests of the Company and its stockholders are best served.

Role of Board in Risk Oversight Process

Our board of directors has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic, and reputational risk.

The audit and risk committee reviews information regarding liquidity and operations, and oversees our management of cybersecurity and financial risks. Periodically, the audit and risk committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit and risk committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. In addition, the audit and risk committee, among other things, assists our board of directors in overseeing and monitoring the Company’s senior management with carrying out its responsibilities such as identifying and assessing the material risks the company faces, establishing a risk management, crisis management and emergency response plan, overseeing financial, strategic and market risks as well as other risks the Company may face and approving the Company’s enterprise wide risk management framework in conjunction with the board of directors.

The compensation committee is responsible for assessing whether any of our compensation policies or programs have the potential to encourage excessive risk-taking. The nominations and corporate governance committee reviews compliance with external and internal compliance with policies, procedures, and practices consistent with the Company’s amended and restated certificate of incorporation and Bylaws, as amended. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Board of Directors Meetings

During fiscal year 2024, our board of directors formally met seven times, including via telephonic meetings, and held various informal meetings throughout the year. In that year, each director attended at least 75% of the total number of meetings held during such director’s term of service by the board of directors and each committee of the board of directors on which such director served.

Board Composition

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills, and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will consider many factors, including the following:

•
personal and professional integrity, ethics and values;
•
experience in corporate management, such as serving as an officer or former officer of a publicly-held company;
•
experience as a board member or executive officer of another publicly-held company;
•
experience with the military, service in the military or experience in the defense contracting industry;
•
strong finance experience;
•
diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•
experience relevant to our business industry and with relevant social policy concerns; and
•
relevant academic expertise or other proficiency in an area of our business operations.

Our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, One Stop Systems, Inc., 2235 Enterprise Street #110, Escondido, CA 92029. The corporate secretary will forward such communications to the chairman and other members of our board of directors, as relevant; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining relevant directors (subject to the remaining directors concurring with such opinion) or specific committees of the board of directors, as applicable.

Although we do not have a formal policy, members of the board of directors are encouraged to attend annual meetings of our stockholders. A majority of our directors attended the annual meeting of stockholders held in May 2024.

Corporate Governance

Our Code of Business Conduct and Ethics, Corporate Governance Guidelines, Insider Trading Policy, Related Party Transactions Policy, Whistleblower Policy, Audit and Risk Committee Charter, Compensation Committee Charter, and Nominations and Corporate Governance Committee Charter are available, free of charge, on our website at https://onestopsystems.com/pages/governance-documents. Please note, however, that the information contained on our website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide a copy of these documents as well as our other corporate governance documents, free of charge, to any stockholder upon written request to One Stop Systems, Inc., 2235 Enterprise Street #110, Escondido, CA 92029.

Our Insider Trading Policy, governing the purchase, sale and/or other disposition of the Company's securities by directors, officers, and employees, or the registrant itself, is reasonably design to promote compliance with insider trading laws, rules, and regulations. It is our policy to comply with all applicable securities laws when transacting in its own securities.

Conflicts of Interest

Our directors and officers are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•
the corporation could financially undertake the opportunity;
•
the opportunity is within the corporation’s line of business; and
•
it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We have adopted a Code of Business Conduct and Ethics that obligates our directors, officers, and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Director Compensation

The following table sets forth information for the year ended December 31, 2024, regarding the compensation awarded to, earned by, or paid to our non-employee directors who served on our board of directors during 2024.

Name	Fees earned or paid in cash ($)	Stock awards ($)	RSU awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Ken Potashner	$54,879		$45,990	$-	$-	$-	$100,869
David Raun (1)	$13,942	$-	$-	$-	$-	$-	$13,942
Kimberly Sentovich (1)	$16,265	$-	$-	$-	$-	$-	$16,265
Gioia Messinger	$48,019	$-	$45,990	$-	$-	$-	$94,009
Greg Matz	$48,019	$-	$45,990	$-	$-	$-	$94,009
Mike Dumont	$41,159	$-	$45,990	$-	$-	$-	$87,149
Joseph Manko, Jr. (2)	$27,987	$-	$45,990	$-	$-	$-	$73,977
Mitch Herbets	$45,823	$-	$45,990	$-	$-	$-	$91,813
(1)
Mr. Raun and Ms. Sentovich resigned from the board of directors and the respective committees on which they served, effective May 15, 2024.
(2)
Mr. Manko commenced receiving board compensation beginning May 15, 2024.

During the year ended December 31, 2024, our non-executive directors were entitled to receive the following cash payments as compensation for serving on our board:

•
All non-executive board members are entitled to quarterly payments of $9,329
•
The chairman of our board is entitled to an additional quarterly cash payment of $3,110
•
The chair of each committee of our board is entitled to an additional quarterly cash payment of $1,555

In addition to cash compensation, our non-executive directors also entitled to receive RSUs as further consideration for their board services.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Our Executive Officers

The following table sets forth the names, ages, and positions of our executive officers as of March 31, 2025. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which any director or executive officer was or is to be selected as a director or executive officer, as applicable.

Name	Age	Position
Executive Officers:
Mike Knowles	58	President, Chief Executive Officer and Director
Daniel Gabel	37	Chief Financial Officer, Treasurer, and Secretary
Jim Ison	55	Chief Product Officer

The biography of Michael Knowles can be found under “Proposal 1 – Election of Directors.”

Daniel Gabel has served as our chief financial officer since November 2024. Mr. Gabel brings over 14 years of accounting, financial, and strategic leadership within the defense industry to OSS. Most recently, Gabel served as the CFO of CAES' Defense System Division, a division of Honeywell that provides advanced electronic solutions to the U.S. aerospace and defense industry. Prior to this, Gabel spent over 10 years at RTX Corporation (Raytheon) across various finance and accounting roles, and within several different divisions, including serving as CFO from 2021 - 2023 of SEAKR Engineering, a Raytheon subsidiary. Gabel has a Master of Business Administration from Southern Methodist University and a Bachelor of Science in Business Administration from the University of Southern California.

Jim Ison has been with OSS since 2004, and currently serves as the chief product officer and chief sales and marketing officer. Mr. Ison has nearly three decades of combined sales, product management and marketing management experience in leading-edge large-scale electronic systems using breakthrough technologies. His expertise covers government, communications and HPC markets with particular focus on AI applications in unique environments. Prior to joining OSS, Mr. Ison held senior sales and marketing positions for Ziatech and Rittal. During the 17 years he has served in a management role at OSS, he has led the technological evolution. Mr. Ison holds a bachelor's degree in Aeronautical Engineering from Cal Poly SLO and an MBA from University of Florida.

Overview

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2024, our “named executive officers” and their positions were as follows:

•
Michael Knowles, president and chief executive officer;
•
Daniel Gabel, chief financial officer, treasurer and secretary; and
•
Jim Ison, chief product officer.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned by each individual who served (i) as our principal executive officer at any time during 2024 or 2023, and (ii) our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers as of December 31, 2024 or December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Mike Knowles (4)	2024	$473,446	$50,000	$287,875	$-	$54,122	$865,443
President and Chief Executive Officer	2023	$256,539	$-	$1,180,000	$796,000	$13,034	$2,245,573

David Raun (4)	2024	$165,692	$-	$-	$-	$28	$165,720
Former President and Chief Executive Officer	2023	$353,477	$142,418	$-	$-	$15,960	$511,855

Jim Ison	2024	$303,191	$22,078	$97,017	$-	$57,963	$480,249
Chief Sales and Marketing Officer	2023	$290,004	$25,900	$201,400	$-	$38,108	$555,412

Dan Gabel (5)	2024	$36,346	$75,000	$95,200	$-		$206,546
Chief Financial Officer	2023	$-	$-	$-	$-	$-	$-

John W. Morrison Jr. (5)	2024	$319,729	$30,652	$156,147	$-	$59,709	$566,237
Former Chief Financial Officer	2023	$308,212	$38,600	$249,100	$-	$38,596	$634,508

(1)
Amounts reflect the full grant-date fair value of stock awards, consisting of restricted stock units, granted during the relevant fiscal year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards made to our officers in Note 10 to the audited consolidated financial statements for the year ended December 31, 2024, contained elsewhere in this Annual Report.

(2)
Represents the fair market value of options on date of issuance using Black Scholes option pricing model.
(3)
Represents payment of health insurance premiums and 401(k) contributions.
(4)
Mr. Raun stepped down as the Company's chief executive officer and president, and Mr. Knowles was appointed to serve in such roles, in each case effective June 5, 2023.
(5)
Mr. Morrison stepped down as the Company's chief financial officer, and Mr. Gabel was appointed to serve in such role, in each case effective November 11, 2024.

Narrative Disclosure to Compensation Tables

Employment Agreements

Executive Employment Agreement with Mike Knowles

On May 16, 2023, the Company entered into an employment agreement with Michael Knowles, pursuant to which, effective June 5, 2023, Mr. Knowles began serving as chief executive officer and president of the Company. The initial term of Mr. Knowles’ employment agreement is three years from the effective date, after which it will automatically renew on an annual basis, subject to earlier termination in accordance with the terms of the agreement. During the year ended December 31, 2023, Mr. Knowles was entitled to a base salary of $460,000 per annum, subject to annual increases as determined by the compensation committee, and an annual bonus in the amount of 75% of his then annual base salary. In the year ended December 31, 2024, Mr. Knowles' base salary was increased to $478,000. The bonus is based on Mr. Knowles’ performance, as determined by the board of directors in its sole discretion, against fundamental corporate and/or individual objectives to be determined by the board of directors. Mr. Knowles is eligible to participate in our 2017 Equity Incentive Plan, as amended (the “2017 Plan”), subject to the discretion of the board of directors, if and when, the board of directors determines to make a grant to him.

In addition to the foregoing compensation, as an inducement material to his entering into his employment with the Company, on June 5, 2023, Mr. Knowles was granted (i) non-qualified stock options to purchase 400,000 shares of Company common stock (the “Inducement Options”), which Inducement Options have an exercise price equal to the fair market value of the Company’s common stock on the date of the grant and will expire ten years from the date of the grant; and (ii) 400,000 restricted stock units (the “Inducement RSUs,” and together with the Inducement Options, the “Inducement Grants”). Both the Inducement Options and the Inducement Grants shall vest over a four-year period as follows: 25% on the one-year anniversary of the date of the grant, and the remaining 75% will vest in six equal installments, commencing six months after the one-year anniversary of the date of grant and every six months thereafter until fully vested, subject to Mr. Knowles continued employment by the Company. The Inducement Grants were granted outside of our 2017 Plan, and in reliance on the employment inducement exemption provided under the Nasdaq Listing Rule 5635(c)(4).

Furthermore, under the terms of the employment agreement with Mr. Knowles, if we terminate his employment for a reason other than good cause, or Mr. Knowles resigns for good reason, Mr. Knowles is entitled to receive: (i) severance payments in an aggregate amount of twelve months of his then-current base salary; (ii) continuation of group health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) at OSS’ expense for a period of twelve months following the termination date; and (iii) unvested RSUs held by Mr. Knowles shall accelerate so that an additional twelve months of RSUs shall vest from the termination date. Mr. Knowles must provide a release and waiver to OSS as a condition of receiving benefits (ii)-(iv) set forth in this paragraph.

If Mr. Knowles’ employment is terminated as a result of his death or following his permanent disability, Mr. Knowles or his estate, as applicable, is entitled to the following payments and benefits: (i) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan, expense reimbursement or practice to which he is entitled; and (ii) a lump sum cash payment in an amount equal to his “earned” bonus for the calendar quarter during which his date of termination occurs calculated as of the date of termination (wherein “earned” means that he has met the applicable bonus metrics as of date of such termination, as determined by the board of directors), prorated for such portion of the calendar quarter during which such termination occurs that has elapsed through the date of termination.

Executive Employment Agreement with David Raun

During the year ended December 31, 2023 (through his resignation on June 5, 2023), Mr. Raun was entitled to a base salary of $359,000 per annum, subject to annual increases as determined by the compensation committee, and an annual bonus (paid out quarterly if targets are met) in the amount of 50% of his then annual base salary. The bonus was to be determined based on Mr. Raun’s performance, as determined by the board of directors in its sole discretion, against fundamental corporate and/or individual objectives to be determined by the board of directors. Mr. Raun was eligible to participate in our 2017 Plan, subject to the discretion of the board of directors, if and when, the board of directors determines to make a grant to him.

Under the terms of the employment agreement with Mr. Raun, if we terminate his employment for other than good cause, or if Mr. Raun resigns for good reason, Mr. Raun is entitled to the following payments and benefits: (i) his fully earned but unpaid base salary through the date of termination at the rate then in effect, and any unreimbursed expenses incurred in accordance with Company policy; (ii) severance payments in an aggregate amount up to twelve months of Mr. Raun’s then-current Base Salary; (iii) the continuation of Mr. Raun’s group health continuation coverage under COBRA at OSS’ expense for a period of twelve months following the termination date; and (iv) unvested RSUs shall accelerate so that an additional twelve months of RSUs shall vest from the termination date. Mr. Raun must provide a release and waiver to OSS as a condition of receiving benefits (ii)-(iv) set forth in this paragraph.

On April 3, 2023, the Company and Mr. Raun entered into an amended and restated employment agreement (“A&R Agreement”), which superseded his prior employment agreement. The terms and conditions of the A&R Agreement were substantially similar to those included in his prior agreement, with the exception of the following changes: (i) the A&R Agreement was to remain in effect until the earlier of June 24, 2023 and the first day on which a different individual commences his or her employment as chief executive officer of the Company, unless otherwise extended by the parties; (ii) Mr. Raun was entitled to receive a retention bonus that is equivalent to 50% of his base salary, to be prorated on a daily basis through his termination date; (iii) Mr. Raun was eligible to receive, at the sole discretion of the Company’s board of directors, a performance-based grant of 201,000 RSUs (the “Incentive RSUs”) pursuant to the 2017 Plan, which if they had been granted, would have vested at a rate of 183.5 RSUs per day, commencing February 2, 2023, and ending on his termination date of June 5, 2023, (no such RSUs were granted); any of such Incentive RSUs that remain unvested as of his termination date shall be forfeited and cancelled; (iv) in addition to those payments and benefits set forth in the paragraph immediately above, except with respect to any unvested Incentive RSUs, all other RSUs held by Mr. Raun that were scheduled to vest within twelve months from his termination date were to be accelerated to vest as of the date of termination, provided, that with respect to that tranche of unvested RSUs held by Mr. Raun that were scheduled to vest on August 3, 2024, the Company agreed to prorate and accelerate the vesting of that portion of the tranche that would otherwise vest within twelve months of the termination date if vesting of the RSUs in such tranche were to vest on a daily basis (as opposed to a six month basis); (v) Mr. Raun shall also be entitled to receive the same payments and benefits set forth in the paragraph immediately above and (iv) set forth in this paragraph in the event that the A&R Agreement expires pursuant to its terms; and (vi) the Board agreed to nominate Mr. Raun for election to the Company’s board of directors at the Annual Meeting.

The A&R Agreement terminated pursuant to its terms on June 5, 2024, which is the same date that Mr. Knowles was appointed as chief executive officer and president of the Company. In connection with such termination, and pursuant to the terms of the A&R Agreement, Mr. Raun received a cash payment in the amount of $76,718 and the vesting of an aggregate of 150,556 RSUs was accelerated to June 5, 2024.

Executive Employment Agreement with Dan Gabel

On November 4, 2024, the Company entered into an employment agreement with Daniel Gabel, pursuant to which, effective November 11, 2024, Mr. Gabel began serving as Chief Financial Officer of the Company. Pursuant to this agreement, Mr. Gabel is entitled to receive an annual base salary of $315,000 per annum (subject to annual review and adjustment); an annual bonus, with a target amount equivalent to forty percent of his then-current annual base salary, payable if certain applicable bonus criteria are met, subject to approval by the Company's board of directors; and eligibility to participate in a number of Company-sponsored benefits, including its medical, dental, and 401(k) plans, under the terms and conditions of the benefit plans that may be in effect from time to time.

Additionally, in connection with his appointment as Chief Financial Officer of the Company, the Company granted Mr. Gabel a $75,000 cash sign-on bonus and 40,000 RSUs, granted under the Company's 2017 Plan and shall vest as follows: 25% on the one-year anniversary of the date of the grant, and the remaining 75% will vest in six equal installments, commencing six months after the one-year anniversary of the date of grant and every six months thereafter until fully vested, subject to Mr. Gabel's continued employment by the Company.

Under the terms of the employment agreement with Mr. Gabel, if we terminate his employment without cause (as defined below) or he resigns for good reason (as defined below) at any time other than within three months immediately preceding or twelve months immediately following the effective date of a change in control (as defined below), he is entitled to the following payments and benefits: (i) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (ii) severance payments in an aggregate amount up to six months of Mr. Gabel’s then-current Base Salary, paid to Mr. Gabel on OSS’ regular paydays until the earlier of (a) the date that is six months following his termination or (b) the date as of which he commences employment with another employer, subject to standard payroll deductions and withholdings; (iii) a lump sum payment equal to Mr. Gabel’s then-current target bonus; and (iv) the continuation of Mr. Gabel’s group health continuation coverage under COBRA at OSS’ expense for a period of six months following the termination date, provided, however, that in the event Mr. Gabel becomes eligible for comparable group insurance coverage in connection with new employment, such COBRA premium payments by OSS shall terminate immediately. Mr. Gabel must provide a release and waiver to OSS as a condition of receiving the benefits set forth in this paragraph.

In the event Mr. Gabel’s termination without cause or resignation for good reason occurs within the three months immediately preceding or twelve months immediately following a change in control, he is entitled to the following payments and benefits: (i) a single lump-sum payment in an amount equal to six months of Mr. Gabel’s then-current base salary, subject to standard payroll deductions and withholdings, payable within ten business days of the date the release and waiver becomes effective; and (ii) provided that Mr. Gabel timely elects such coverage, the continuation of Mr. Gabel’s group health continuation coverage under COBRA at OSS’ expense for a period of six months following the termination date; provided, however, that in the event Mr. Gabel becomes eligible for comparable group insurance coverage in connection with new employment, such COBRA premium payments by OSS shall terminate immediately; and (iii) the vesting of the shares subject to each of Mr. Gabel’s equity awards and stock options shall be accelerated such that one hundred percent (100%) of said shares shall be deemed fully-vested and, if applicable, immediately exercisable effective as of the date of such termination.

If Mr. Gabel’s employment is terminated as a result of his death or following his permanent disability, Mr. Gabel or his estate, as applicable, is entitled to the following payments and benefits: (i) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan, expense reimbursement or practice to which he is entitled; and (ii) a lump sum cash payment in an amount equal to his “earned” bonus for the calendar quarter during which his date of termination occurs calculated as of the date of termination (wherein “earned” means that he has met the applicable bonus metrics as of date of such termination, as determined by the board of directors), prorated for such portion of the calendar quarter during which such termination occurs that has elapsed through the date of termination.

Executive Employment Agreement with John Morrison

During the year ended December 31, 2024, Mr. Morrison was entitled to a base salary of $323,074 per annum, subject to annual increases as determined by the compensation committee, and a target quarterly bonus in the amount of 40% of his quarterly base salary. The target quarterly bonus was based on Mr. Morrison’s performance, as determined by the board of directors in its sole discretion, against fundamental corporate and/or individual objectives to be determined by the board of directors. Mr. Morrison was eligible to participate in our 2017 Plan, subject to the discretion of the board of directors, if and when, the board of directors determines to make a grant to him.

Under the terms of the employment agreement with Mr. Morrison, if we terminate his employment without cause (as defined below) or he resigns for good reason (as defined below) at any time other than within three months immediately preceding or twelve months immediately following the effective date of a change in control (as defined below), he is entitled to the following payments and benefits: (i) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (ii) severance payments in an aggregate amount up to six months of Mr. Morrison’s then-current Base Salary, paid to Mr. Morrison on OSS’ regular paydays until the earlier of (a) the date that is six months following his termination or (b) the date as of which he commences employment with another employer, subject to standard payroll deductions and withholdings; (iii) a lump sum payment equal to Mr. Morrison’s then-current target bonus; and (iv) the continuation of Mr. Morrison’s group health continuation coverage under COBRA at OSS’ expense for a period of six months following the termination date, provided, however, that in the event Mr. Morrison becomes eligible for comparable group insurance coverage in connection with new employment, such COBRA premium payments by OSS shall terminate immediately. Mr. Morrison must provide a release and waiver to OSS as a condition of receiving the benefits set forth in this paragraph.

In the event Mr. Morrison’s termination without cause or resignation for good reason occurs within the three months immediately preceding or twelve months immediately following a change in control, he is entitled to the following payments and benefits: (i) a single lump-sum payment in an amount equal to six months of Mr. Morrison’s then-current base salary, subject to standard payroll deductions and withholdings, payable within ten business days of the date the release and waiver becomes effective; and (ii) provided that Mr. Morrison timely elects such coverage, the continuation of Mr. Morrison’s group health continuation coverage under COBRA at OSS’ expense for a period of six months following the termination date; provided, however, that in the event Mr. Morrison becomes eligible for comparable group insurance coverage in connection with new employment, such COBRA premium payments by OSS shall terminate immediately; and (iii) the vesting of the shares subject to each of Mr. Morrison’s equity awards and stock options shall be accelerated such that one hundred percent (100%) of said shares shall be deemed fully-vested and, if applicable, immediately exercisable effective as of the date of such termination.

If Mr. Morrison’s employment is terminated as a result of his death or following his permanent disability, Mr. Morrison or his estate, as applicable, is entitled to the following payments and benefits: (i) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan, expense reimbursement or practice to which he is entitled; and (ii) a lump sum cash payment in an amount equal to his “earned” bonus for the calendar quarter during which his date of termination occurs calculated as of the date of termination (wherein “earned” means that he has met the applicable bonus metrics as of date of such termination, as determined by the board of directors), prorated for such portion of the calendar quarter during which such termination occurs that has elapsed through the date of termination.

On November 4, 2024, Mr. Morrison notified the Company of his decision to retire and resign from his role as Chief Financial Officer of the Company, effective November 11, 2024. Mr. Morrison continued to serve as an employee of the Company through November 30, 2024, during which time he received the same compensation and aided in the transition of the Chief Financial Officer role.

As a result of Mr. Morrison's resignation, the employment agreement entered into by and between the Company and Mr. Morrison, dated June 1, 2023, terminated as of November 11, 2024. In connection with Mr. Morrison's retirement and subject to Mr. Morrison executing and returning an effective waiver and release of claims, the Company agreed to i) pay Mr. Morrison an aggregate amount of nine months of his current base salary, payable in accordance with the Company's typical payroll practices, commencing as of November 30, 2024, and ii) continue group health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA") at the Company's expense for a period of nine months following November 30, 2024.

Executive Employment Agreement with Jim Ison

During the year ended December 31, 2024, Mr. Ison was entitled to a base salary of $306,400 per annum, subject to annual increases as determined by the compensation committee, and a target quarterly bonus in the amount of 40% of his quarterly base salary. The target quarterly bonus is based on Mr. Ison’s performance, as determined by the board of directors in its sole discretion, against fundamental corporate and/or individual objectives to be determined by the board of directors. Mr. Ison is eligible to participate in our 2017 Plan, subject to the discretion of the board of directors if and when the board of directors determines to make a grant to him.

Under the terms of the employment agreement with Mr. Ison, if we terminate his employment without cause (as defined below) or he resigns for good reason (as defined below) at any time other than within three months immediately preceding or twelve months immediately following the effective date of a change in control (as defined below), he is entitled to the following payments and benefits: (i) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (ii) severance payments in an aggregate amount up to six months of Mr. Ison’s then-current base salary, paid to Mr. Ison on OSS’ regular paydays until the earlier of (a) the date that is six months following his termination or (b) the date as of which he commences employment with another employer, subject to standard payroll deductions and withholdings; (iii) a lump sum payment equal to Mr. Ison’s then-current target bonus; and (iv) the continuation of Mr. Ison’s group health continuation coverage under COBRA at OSS’ expense for a period of six months following the termination date; provided, however, that in the event Mr. Ison becomes eligible for comparable group insurance coverage in connection with new employment, such COBRA premium payments by OSS shall terminate immediately. Mr. Ison must provide a release and waiver to OSS as a condition of receiving the benefits set forth in this paragraph.

In the event Mr. Ison’s termination without cause or resignation for good reason occurs within the three months immediately preceding or twelve months immediately following a change in control, he is entitled to the following payments and benefits: (i) a single lump-sum payment in an amount equal to six months of Mr. Ison’s then-current base salary, subject to standard payroll deductions and withholdings, payable within ten business days of the date the release and waiver becomes effective; and (ii) provided that Mr. Ison timely elects such coverage, the continuation of Mr. Ison’s group health continuation coverage under COBRA at OSS’ expense for a period of six months following the termination date; provided, however, that in the event Mr. Ison becomes eligible for comparable group insurance coverage in connection with new employment, such COBRA premium payments by OSS shall terminate immediately; and (ii) the vesting of the shares subject to each of Mr. Ison’s equity awards and stock options shall be accelerated such that one hundred percent (100%) of said shares shall be deemed fully-vested and, if applicable, immediately exercisable effective as of the date of such termination.

If Mr. Ison’s employment is terminated as a result of his death or following his permanent disability, Mr. Ison or his estate, as applicable, is entitled to the following payments and benefits: (i) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan, expense reimbursement or practice to which he is entitled; and (ii) a lump sum cash payment in an amount equal to his “earned” bonus for the calendar quarter during which his date of termination occurs calculated as of the date of termination (wherein “earned” means that he has met the applicable bonus metrics as of date of such termination, as determined by the board of directors), prorated for such portion of the calendar quarter during which such termination occurs that has elapsed through the date of termination.

Annual Cash Bonus

For the fiscal years 2024 and 2023, Mr. Knowles, Mr. Raun, Mr. Ison, and Mr. Morrison were eligible for bonuses. The executives’ bonuses for 2024 and 2023 were determined at the discretion of our board of directors based on its assessment of our corporate performance. Typically, a substantial portion of the bonus earned in a given year is paid at the beginning of the subsequent year after the review of the annual financial statements. Based on this assessment, Mr. Knowles received a bonus of $50,000 in 2024, though he did not receive a bonus in 2023; Mr. Raun received bonuses of $142,418 in 2023 representing 40.3% of his paid salary for 2023. Mr. Ison received bonuses of $22,078 in 2024 and $25,900 in 2023, representing 7.3% and 8.9% of his paid salary for 2024 and 2023, respectively. Mr. Morrison received bonuses of $30,652 and $38,600, representing 9.6% and 12.5% of his paid salary for 2024 and 2023, respectively. In 2024, Mr. Gabel received $75,000 as a sign-on bonus in connection with his appointment as Chief Financial Officer of the company.

Equity Compensation

Typically, we offer stock options and/or RSUs to our named executive officers as the long-term incentive component of our compensation program. Our stock options allow employees to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes. Since we completed our IPO, we have determined the fair market value of our common stock based on the closing price of our common stock on the Nasdaq Capital Market on the date of grant. Generally, the stock options we grant vest over three years, subject to the employee’s continued employment with us on the vesting date.

On July 1, 2024, Mr. Knowles received an RSU grant of 131,450 shares of common stock. The RSUs vest over a three year period beginning one year after the date of grant with equal semi-annual installments over a period of three years, subject to his continued employment with us on each vesting date.

On June 5, 2023, Mr. Knowles received an RSU grant of 400,000 shares of our common stock and 400,000 incentive stock options. The RSUs and options vest over a four year period, with 25% vesting on the one-year anniversary of the date of the grant, and the remaining 75% vesting in six equal installments, commencing six months after the one-year anniversary of the date of grant and every six months thereafter until fully vested, subject to Mr. Knowles continued employment by the Company. These RSUs and stock options were granted outside of our 2017 Plan, and in reliance on the employment inducement exemption provided under the Nasdaq Listing Rule 5635(c)(4).

On July 1, 2024, Mr. Ison received an RSU grant of 44,300 shares of common stock. The RSUs vest over a three year period beginning one year after the date of grant with equal semi-annual installments over a period of three years, subject to his continued employment with us on each vesting date.

On March 16, 2023, Mr. Ison received an RSU grant of 76,000 shares of common stock. The RSUs vest over a three year period beginning one year after the date of grant with equal semi-annual installments over a period of three years, subject to his continued employment with us on each vesting date.

On July 1, 2024, Mr. Morrison received an RSU grant of 71,300 shares of common stock. The RSUs vest over a three year period beginning one year after the date of grant with equal semi-annual installments over a period of three years, subject to his continued employment with us on each vesting date

On March 16, 2023, Mr. Morrison received an RSU grant of 94,000 shares of common stock. The RSUs vest over a three year period beginning one year after the date of grant with equal semi-annual installments over a period of three years, subject to his continued employment with us on each vesting date.

On November 11, 2024, Mr. Gabel received an RSU grant of 40,000 shares of common stock. The RSUs vest over a three year period beginning one year after the date of grant with equal semi-annual installments over a period of three years, subject to his continued employment with us on each vesting date.

Stock awards granted to our named executive officers may be subject to accelerated vesting in certain circumstances. For additional discussion, please see “Employment Agreements” above and “Change in Control Benefits” below.

Prior to our initial public offering, we adopted our 2017 Plan, in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our Company and certain of its affiliates to enable our Company and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term success. For additional information about the 2017 Plan, please see the section entitled “Incentive Award Plans” below.

Other Elements of Compensation

Retirement Plans

We have a 401(k) retirement plan. Under the terms of the plan, eligible employees may defer up to 20% of their pre-tax earnings, subject to the Internal Revenue Service annual contribution limit. Additionally, the plan allows for discretionary matching contributions by us. In 2024 and 2023, the matching contribution was 100% of the employee’s contribution up to a maximum of 5% of the employee’s annual compensation. However, matching contributions to the 401(k) plan were suspended in August 2023, as a component of the Company’s cost containment efforts, and were subsequently reinstated in January 2024.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans which include health, vision, dental, disability, flex-spending, life insurance and 401(k) plan.

Change in Control Benefits

Our named executive officers may become entitled to certain benefits or enhanced benefits in connection with a change in control of our company. Each of our named executive officers’ employment agreements entitles them to accelerated vesting of all outstanding equity awards, as well as certain other benefits, upon a change in control of our company. For additional discussion, please see “Employment Agreements” above.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2024.

		Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity Incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity Incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive plan awards: Market or payout value of unearned share, units or other right that have not vested ($)
Mike Knowles (1)	7/1/2024						131,450	440,358	-	-
	6/5/2023	150,000	250,000		$2.95	6/5/2033			-	-
	6/5/2023	-	-	-	$0.00	6/4/2027	250,000	837,500	-	-
David Raun (1)	4/18/2017	10,000			$1.95	4/18/2027			-	-
	6/23/2020	365,397			$2.14	6/5/2025			-	-
Jim Ison	7/1/2024						44,300	148,405	-	-
	3/16/2023	-	-	-	-	-	38,000	127,300	-	-
	2/3/2022	-	-	-	-	-	9,334	31,269	-	-
	4/18/2017	20,000	-	-	$1.95	4/18/2027	-	-	-	-
	4/2/2016	16,769	-	-	$1.08	4/2/2026	-	-	-	-

Daniel Gabel (2)	11/11/2024	-	-	-	-	-	40,000	134,000
John W. Morrison Jr. (2)	7/1/2024	-	-	-	-	-	71,300	238,855
	3/16/2023	-	-	-	-	-	47,000	157,450	-	-
	2/3/2022	-	-	-	-	-	10,667	35,734	-	-

(1)
Mr. Raun stepped down as the Company's chief executive officer and president, and Mr. Knowles was appointed to serve in such roles, in each case effective June 5, 2023.
(2)
Mr. Morrison stepped down as the Company's chief financial officer, and Mr. Gabel was appointed to serve in such role, in each case effective November 11, 2024.

Incentive Awards Plans

Stock Option Plans

2017 Equity Incentive Plan

Our board of directors adopted our 2017 Plan on October 10, 2017. Our 2017 Plan allows for the grant of a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, non-qualified stock options, restricted stock grants, unrestricted stock grants and restricted stock units.

Amendments to 2017 Plan

On June 24, 2020, the Company amended the 2017 Plan to increase the maximum limitation of the number of shares of common stock with respect to one or more Stock Awards (as defined in the 2017 Plan) that may be granted to any one participant under the 2017 Plan during any calendar year from 500,000 shares to 1,000,000 shares. The amendment did not increase the total number of shares of common stock reserved under the 2017 Plan, and did not require stockholder approval.

In May 2021, the Company’s stockholders approved the Company’s proposal to increase the number of shares authorized for issuance under the 2017 Plan from 1,500,000 shares to 3,000,000 shares of common stock of the Company pursuant to the terms and conditions of the 2017 Plan. The amendment took effect upon receipt of stockholder approval.

In May 2024, the Company’s stockholders approved the Company’s proposal to increase the number of shares authorized for issuance under the 2017 Plan from 3,000,000 shares to 5,000,000 shares of common stock of the Company pursuant to the terms and conditions of the 2017 Plan. The amendment took effect upon receipt of stockholder approval.

Authorized Shares. A total of 5,000,000 shares of common stock are authorized under the 2017 Plan.

Plan Administration. As permitted by the terms of the 2017 Plan, the board of directors has delegated administration of the 2017 Plan to the compensation committee. As used herein with respect to the 2017 Plan, the “Board of Directors” refers to any committee the board of directors appoints as well as to the board of directors itself. Subject to the provisions of the 2017 Plan, the board of directors has the power to construe and interpret the 2017 Plan and awards granted under it and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. Subject to the limitations set forth below, the board of directors will also determine the exercise price of options granted under the 2017 Plan and, with the consent of any adversely affected option holder, may reduce the exercise price of any outstanding option, cancel an outstanding option in exchange for a new option covering the same or a different number of shares of common stock or another equity award or cash or other consideration, or any other action that is treated as a repricing under generally accepted accounting principles. All decisions, determinations, and interpretations by the board of directors regarding the 2017 Plan shall be final and binding on all participants or other persons claiming rights under the 2017 Plan or any award.

Options. Options granted under the 2017 Plan may become exercisable in cumulative increments (“vest”) as determined by the board of directors. Such increments may be based on continued service to the Company over a certain period of time, the occurrence of certain performance milestones, or other criteria. Options granted under the 2017 Plan may be subject to different vesting terms. The board of directors has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 2017 Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, or by such other method as may be set forth in the option agreement. The maximum term of options under the 2017 Plan is 10 years, except that in certain cases the maximum term of certain incentive stock options is five years. Options under the 2017 Plan generally terminate three months after termination of the participant’s service. Incentive stock options are not transferable except by will or by the laws of descent and distribution, provided that a participant may designate a beneficiary who may exercise an option following the participant’s death. Non-statutory stock options are transferable to the extent provided in the option agreement.

Stock Bonuses and Restricted Stock Awards. Subject to certain limitations, the consideration, if any, for restricted stock unit awards must be at least the par value of our common stock. The consideration for a stock unit award may be payable in any form acceptable to the board of directors and permitted under applicable law. The board of directors may impose any restrictions or conditions upon the vesting of restricted stock unit awards, or that delay the delivery of the consideration after the vesting of stock unit awards, that it deems appropriate. Restricted stock unit awards are settled in shares of the Company’s common stock. Dividend equivalents may be credited in respect of shares covered by a restricted stock unit award, as determined by the board of directors. At the discretion of the board of directors, such dividend equivalents may be converted into additional shares covered by the restricted stock unit award. If a restricted stock unit award recipient’s service relationship with the Company terminates, any unvested portion of the restricted stock unit award is forfeited upon the recipient’s termination of service.

Certain Adjustments. Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, recapitalization, reincorporation, reclassification, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, or a change in corporate structure may change the type(s), class(es) and number of shares of common stock subject to the 2017 Plan and outstanding awards. In that event, the 2017 Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the 2017 Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such awards.

2015 Stock Option Plan

Our board of directors adopted, and our stockholders approved, our 2015 Plan in December 2015. Our 2015 Plan allows for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and our parent and subsidiary corporations’ employees, and for the grant of non-statutory stock options to our employees, directors and consultants and our parent and subsidiary corporations’ employees, directors and consultants.

Authorized Shares. A total of 1,500,000 shares of common stock were authorized for grant under the 2015 Plan. Our 2015 Plan was terminated by the board of directors on October 10, 2017, and accordingly, no shares are available for issuance under the 2015 Plan. Our 2015 Plan will continue to govern outstanding awards granted thereunder.

Plan Administration. Our board of directors or a committee of our board (the administrator) administers our 2015 Plan. Subject to the provisions of the 2015 Plan, the administrator has the full authority and discretion to take any actions it deems necessary or advisable for the administration of the 2015 Plan. The administrator has the power to construe and interpret the terms of our 2015 Plan and awards granted under it, to prescribe, amend and rescind rules relating to our 2015 Plan, including rules and regulations relating to sub-plans, and to determine the terms and conditions of the awards, including the exercise price, the number of shares of our common stock subject to each such award, any vesting acceleration or waiver of forfeiture restrictions, and any restrictions or limitations regarding awards or the shares relating thereto. All decisions, interpretations and other actions of the administrator are final and binding on all participants in the 2015 Plan.

Options. Stock options may be granted under our 2015 Plan. The exercise price per share of all options must equal at least 100% of the fair market value per share of our common stock on the date of grant, as determined by the administrator. The term of a stock option may not exceed 10 years. With respect to any participant who owns 10% of the voting power of all classes of our outstanding stock as of the grant date, the term of an incentive stock option granted to such participant must not exceed five years and the exercise price per share of such incentive stock option must equal at least 110% of the fair market value per share of our common stock on the date of grant, as determined by the administrator.

After termination of an employee, director, or consultant, he or she may exercise his or her option for the period of time as specified in the applicable option agreement. If termination is due to death or disability, the option generally will remain exercisable for at least twelve months. In all other cases, the option will generally remain exercisable for at least 90 days. However, an option generally may not be exercised later than the expiration of its term.

Transferability of Options. Unless our administrator provides otherwise, our 2015 Plan generally does not allow for the transfer or assignment of options, except by will or by the laws of descent and distribution.

Certain Adjustments. In the event of certain changes in our capitalization, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan, the administrator will adjust the number and class of shares that may be delivered under our 2015 Plan and/or the number, class and price of shares covered by each outstanding award.

2011 Stock Option Plan

Our board of directors adopted, and our stockholders approved, our 2011 Stock Option Plan in December 2011 (the “2011 Plan”). Our 2011 Plan allows for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and our parent and subsidiary corporations’ employees, and for the grant of non-statutory stock options to our employees, directors and consultants and our parent and subsidiary corporations’ employees, directors, and consultants.

Authorized Shares. A total of 1,500,000 shares of common stock were authorized for grant under the 2011 Plan. Our 2011 Plan was terminated by the board of directors on October 10, 2017, and accordingly, no shares are available for issuance under the 2011 Plan. Our 2011 Plan will continue to govern outstanding awards granted thereunder.

Plan Administration. Our board of directors administers our 2011 Plan. Subject to the provisions of the 2011 Plan, the board of directors has the full authority and discretion to take any actions it deems necessary or advisable for the administration of the 2011 Plan. The board of directors has the power to construe and interpret the terms of our 2011 Plan and awards granted under it, to prescribe, amend and rescind rules relating to our 2011 Plan, including rules and regulations relating to sub-plans, and to determine the terms and conditions of the awards, including the exercise price, the number of shares of our common stock subject to each such award, any vesting acceleration or waiver of forfeiture restrictions, and any restrictions or limitations regarding awards or the shares relating thereto. All decisions, interpretations and other actions of the board of directors are final and binding on all participants in the 2011 Plan.

Options. Stock options may be granted under our 2011 Plan. The exercise price per share of all options must equal at least 100% of the fair market value per share of our common stock on the date of grant, as determined by the board of directors. The term of a stock option may not exceed 10 years. With respect to any participant who owns 10% of the voting power of all classes of our outstanding stock as of the grant date, the term of an incentive stock option granted to such participant must not exceed five years and the exercise price per share of such incentive stock option must equal at least 110% of the fair market value per share of our common stock on the date of grant, as determined by the board of directors.

After termination of an employee, director, or consultant, he or she may exercise his or her option for the period of time as specified in the applicable option agreement. If termination is due to death or disability, the option generally will remain exercisable for at least twelve months. In all other cases, the option will generally remain exercisable for at least 90 days. However, an option generally may not be exercised later than the expiration of its term.

Transferability of Options. Unless our board of directors provides otherwise, our 2011 Plan generally does not allow for the transfer or assignment of options, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the board of directors, in its discretion, a non-statutory option shall be assignable or transferable subject to the applicable limitations, if any, described in Rule 701 under the Securities Act.

Certain Adjustments. In the event of certain changes in our capitalization, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2011 Plan, the board of directors will adjust the number and class of shares that may be delivered under our 2011 Plan and/or the number, class and price of shares covered by each outstanding award.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, the following table provides information regarding the total compensation earned by each individual who served (i) as our principal executive officer during 2024, and (ii) our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers as of December 31, 2024 and December 31, 2023, during each of the fiscal years ended December 31, 2024 and December 31, 2023 respectively. For information on our executive compensation program, see the above Narrative Disclosure to Summary Compensation Table and Outstanding Equity Awards at Fiscal Year End Table.

Year	Summary compensation table tool for PEO (1)	Compensation actually paid to PEO (2)	Average summary compensation table total for non-PEO named executive officers (3)	Average compensation actually paid to non-PEO named executive officers (4)	Net income (5)
2024	$865,443	$537,938	$343,398	$223,338	$(13,634,333)
2023	$2,245,573	$260,077	$594,960	$340,551	$(6,716,176)

(1)
The dollar amounts reported in this column are the amounts of total compensation reported for our PEO in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Summary Compensation Table.”
(2)
The dollar amounts reported in this column represent the amount of “compensation actually paid” to our PEOs as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the PEO’s total compensation for each year to determine the compensation actually paid:

	PEO
Adjustments:	2024	2023
Summary Compensation Table Total for PEOs	$865,443	$2,245,573
Stock Awards	(287,875)	(1,180,000)
Option Awards	-	(796,000)
Medical Benefits	(52,922)	(13,034)
Contribution to 401K Plan	13,292	3,538
Compensation actually paid	$537,938	$260,077

(3)
The dollar amounts reported in this column represent the average of the amounts reported for the Company’s Non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The Company’s non-PEO NEOs for fiscal 2024 were Daniel Gabel and Jim Ison and for fiscal 2023 were John W. Morrison, Jr. and Jim Ison. Mr. Morrison stepped down as the Company's chief financial officer, and Mr. Gabel was appointed to serve in such role, in each case effective November 11, 2024.
(4)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to our Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above:

	Average for Non-PEO NEOs
	NEO
Adjustments:	2024	2023
Summary Compensation Table Total for PEOs	$343,398	$594,960
Stock Awards	(96,110)	(225,250)
Option Awards	-	-
Medical Benefits	(28,982)	(38,352)
Contribution to 401K Plan	5,032	9,193
Compensation actually paid	$223,338	$340,551

(5)
The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We not aware of any transactions or series of similar transactions, since January 1, 2023, to which we were a party or will be a party, in which:

•
the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers, holders of more than 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements with directors and executive officers, which are described where required under the section above titled “Executive Compensation.”

Executive Compensation and Employment Arrangements

Please see the section entitled “Executive Compensation” for information on compensation arrangements with our executive officers and agreements with our executive officers containing compensation and termination provisions, among others.

Director and Officer Indemnification and Insurance

We have entered into indemnification agreements with each of our directors and executive officers, and we maintain directors’ and officers’ liability insurance. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Our amended and restated certificate of incorporation and our Bylaws, as amended, provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement, or payment of a judgment under certain circumstances.

Board Committees and Independence

Our board of directors has established three standing committees – audit and risk, compensation, and nominations and corporate governance – each of which operates under a charter that has been approved by our board of directors.

Policies and Procedures Regarding Related Party Transactions

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit and risk committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

Interests of Certain Persons in Matters to be Acted Upon

Other than the election of directors and to the extent that they are granted awards under our 2017 Plan or entitled to compensation as our named executive officers, none of our directors, nominees for director, executive officers, any person who has served as a director or executive officer since the beginning of the last fiscal year, or their associates have any interest, direct or indirect, by security holdings or otherwise, in any of the matters to be acted upon at the Annual Meeting as described in this proxy statement.

DELINQUENT SECTION 16(A) REPORTS

Under Section 16(a) of the Exchange Act, directors, executive officers, and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2024, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements.

STOCKHOLDER PROPOSALS

Our Bylaws, as amended, establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notices must meet the requirements in our amended and restated bylaws, as amended, and must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting in order to be included in our proxy statement. Therefore, to be presented at our 2026 annual meeting of stockholders, such a proposal must be received by us no earlier than January 15, 2026, and no later than February 14, 2026. However, if the date of the 2026 annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the later of (i) the 90th day prior to such annual meeting and (ii) the close of business on the tenth calendar day following the day on which public disclosure of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, and otherwise comply with the requirements set forth in our Bylaws, as amended, or requirement of the Exchange Act, then the persons named as proxies in the proxies solicited by the board of directors for the 2026 annual meeting of stockholders may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our Bylaws, as amended, which also specify requirements as to the form and content of a stockholder’s notice.

Furthermore, our Bylaws, as amended, and Rule 14a-19 of the Exchange Act establish advance notice procedures and certain other requirements that stockholder who wish to nominate directors for election at a stockholder meeting. In general, notices must meet the requirements in our Bylaws, as amended, and Rule 14a-19 of the Exchange Act and must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to ensure that stockholder nominees for election of directors will be included for election at our 2026 annual meeting of stockholders, such a proposal must be received by us no earlier than January 15, 2026, and no later than February 14, 2026. However, if the date of the 2026 annual meeting of stockholders is more than 30 days before or after such anniversary date, notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the later of (i) the 90th day prior to such annual meeting and (ii) the close of business on the tenth calendar day following the day on which public disclosure of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2026 annual meeting of stockholders may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our Bylaws, as amended, which also specify requirements as to the form and content of a stockholder’s notice. In addition to satisfying the requirements under our Bylaws, as amended, stockholders must comply with all of the additional requirements set forth in Rule 14a-19 of the Exchange Act.

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended December 31, 2024, will be mailed to stockholders of record as of the Record Date on or about April 15, 2025, along with the proxy materials. Our Annual Report does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of our common stock on the Record Date may request a copy of our Annual Report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to One Stop Systems, Inc., 2235 Enterprise Street #110, Escondido, CA 92029, Attention: Corporate Secretary.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, brokers, banks, or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank, or other intermediary. You may also obtain a separate proxy statement or Annual Report without charge by sending a written request to One Stop Systems, Inc., 2235 Enterprise Street #110, Escondido, CA 92029, Attention: Corporate Secretary or by calling (760) 745-9883. We will promptly send additional copies of the proxy statement or Annual Report upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or Annual report can request delivery of a single copy of the proxy statement or Annual Report by contacting their broker, bank or other intermediary or sending a written request to One Stop Systems, Inc. at the address above or by calling (760) 745-9883.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business is properly brought before the Annual Meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign, and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,
/s/ Michael Knowles
Michael Knowles
President, Chief Executive Officer and Director

April 15, 2025

OSS
ONE STOP SYSTEMS
P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

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Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

One Stop Systems, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 21, 2025

Wednesday, May 14, 2025 11:00 AM, Pacific Time

Annual meeting to be held virtually via the internet - please visit www.proxydocs.com/OSS for more details.

Internet:
www.proxypush.com/OSS
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-430-8284
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/OSS

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 11:00 AM, Pacific Time, May 14, 2025.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Michael Knowles and Daniel Gabel (the "Named Proxies"), and each or either of them, as the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of One Stop Systems, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful proxies and attorneys-in-fact to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card or submit your proxy through one of the other methods identified above.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

One Stop Systems, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL 1 AND FOR EACH OF PROPOSALS 2, 3 AND 4.

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect six directors to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified, subject to prior death, resignation or removal;				
		FOR	AGAINST	ABSTAIN	
	1.01 Kenneth Potashner	☐	☐	☐	FOR
	1.02 Mike Knowles	☐	☐	☐	FOR
	1.03 Greg Matz	☐	☐	☐	FOR
	1.04 Mike Dumont	☐	☐	☐	FOR
	1.05 Mitch Herbets	☐	☐	☐	FOR
	1.06 David Bassett	☐	☐	☐	FOR
		FOR	AGAINST	ABSTAIN	
2.	The ratification of the selection of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;	☐	☐	☐	FOR
3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers	☐	☐	☐	FOR
4.	To approve the adjournment of the Annual Meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in the event we have not received sufficient votes in favor of the foregoing proposals;	☐	☐	☐	FOR
5.	To consider and act upon any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.				

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date